EX-99.2

Contacts:
Andrew Kramer	Charlie Vaida
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3182
akramer@irobot.com	cvaida@irobot.com

iRobot Announces CFO Transition

Julie Zeiler, VP of Finance, to Succeed Alison Dean this Spring

BEDFORD, Mass., February 5, 2020 - iRobot Corp. (NASDAQ: IRBT), a leader in consumer robots, today announced that the company is appointing current vice president of finance Julie Zeiler as its next executive vice president and chief financial officer, effective May 4, 2020. She will succeed Alison Dean, the company’s CFO since 2013, who will be stepping down to spend more time with her family before pursuing other personal and professional interests. Alison will remain with iRobot as an advisor for an undetermined amount of time to ensure a smooth transition of responsibilities to Julie.

Julie Zeiler brings with her more than 30 years of senior financial leadership experience. Since joining iRobot in 2017 as vice president of finance, Julie has overseen the company’s financial planning and analysis, and treasury functions. Working with the company’s senior management team, she has played an important role in scaling the company’s global business by evolving key financial management processes, supporting the integration of two international acquisitions and adding local capability to optimize performance in key international markets. Prior to iRobot, Julie served in a number of senior financial leadership positions over a 20-year-tenure at Boston Scientific Corporation as well as financial management roles at Digital Equipment Corporation.

“First, on behalf of the board and everyone at iRobot, I want to thank Alison for her many contributions to the company since joining 15 years ago, including the past seven as CFO,” said Colin Angle, chairman and chief executive officer of iRobot. “Her dedication and business acumen have been driving forces behind iRobot’s financial growth, global expansion and transformation into a consumer-focused organization. Throughout her tenure, she has been an incredible leader, guiding her team and the company through significant evolution, growth and change, and we appreciate her commitment to ensuring a smooth, orderly transition of responsibilities. We wish her the very best as she explores new opportunities, both personally and professionally.

“I am also pleased that Julie will succeed Alison as the company’s next CFO,” continued Angle. “During the past three years, she has demonstrated an ability to work collaboratively across the organization to help drive scale, deliver profitable growth and manage through a wide range of challenges. We look forward to having Julie step into the CFO role to help propel our business forward and ensure that we capitalize on the many exciting opportunities we see to drive long-term value creation.”

About iRobot Corporation
iRobot, the leading global consumer robot company, designs and builds robots that empower people to do more both inside and outside of the home. iRobot created the home robot cleaning category with the introduction of its Roomba® Robot Vacuum in 2002. Today, iRobot is a global enterprise that has sold more than 30 million robots worldwide. iRobot's product line, including the Roomba and the Braava® family of mopping robots, feature proprietary technologies and advanced concepts in cleaning, mapping and navigation. iRobot engineers are building an ecosystem of robots and technologies to enable the smart home. For more information about iRobot, please visit www.irobot.com.

For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to iRobot Corporation's expectations concerning financial leadership transition. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot, see the disclosure contained in our public filings with the Securities and Exchange Commission including, without limitation, our most recent Annual Report on Form 10-K.